Report of Independent Registered Public Accounting Firm

To the Board of Directors of

John Keeler & Co., Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of John Keeler & Co., Inc. and its subsidiary (collectively, the “Company”) as of December 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2014.

Houston, Texas

November 14, 2018

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John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2017	2016
ASSETS

CURRENT ASSETS
Cash (including VIE $22,571 and $41,889, respectively)	$29,377	$54,981
Restricted Cash	29,498	193,674
Accounts receivable, net (including VIE $138,333 and $53,750, respectively)	4,675,588	4,417,654
Inventory, net (including VIE $257,798 and $89,127, respectively)	12,952,850	9,434,629
Advances to related party	-	981,972
Other current assets (including VIE $3,656 and $2,247, respectively)	99,997	170,367
Total current assets	17,787,310	15,253,277

FIXED ASSETS, net	146,496	175,405

OTHER ASSETS	311,053	343,930

TOTAL ASSETS	$18,244,859	$15,772,612

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accruals (including VIE $318,073 and $40,329, respectively)	$4,409,232	$5,314,796
Working capital line of credit	12,109,150	9,597,415
Current maturities of long-term debt	35,011	33,090
Stockholder notes payable - Subordinated	2,910,136	2,410,136
Total current liabilities	19,463,529	17,355,437

LONG -TERM DEBT	33,878	68,889

TOTAL LIABILITIES	19,497,407	17,424,326

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
John Keeler & Co. stockholder’s deficit:
Common stock, $1.00 par value 500 shares authorized, issued and Outstanding	500	500
Additional paid-in capital	559,257	559,257
Accumulated deficit	(1,494,927)	(1,888,799)
Total John Keeler & Co. stockholder’s deficit	(935,170)	(1,329,042)
Non-controlling interest	(424,081)	(373,365)
Accumulated other comprehensive income (VIE)	106,703	50,693
Total VIE’s deficit	(317,378)	(322,672)

TOTAL STOCKHOLDER’S DEFICIT	(1,252,548)	(1,651,714)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$18,244,859	$15,772,612

The accompanying notes are an integral part of these financial statements

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John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31,

	2017	2016

REVENUE, NET	$36,951,923	$37,523,380
COST OF REVENUE (including approximately $17,230,000 and $5,850,000 respectively, purchased from related party)	31,254,430	32,689,580
GROSS PROFIT	5,697,493	4,833,800
COMMISSIONS	155,574	227,272
SALARIES & WAGES	1,859,706	1,885,957
OTHER OPERATING EXPENSES	2,340,163	2,311,132

INCOME (LOSS) FROM OPERATIONS	1,342,050	409,439

OTHER EXPENSE	(29,478)	(368,989)
INTEREST EXPENSE	(969,416)	(914,355)

NET INCOME (LOSS)	343,156	(873,905)

LESS: NET INCOME ( LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(50,716)	18,156

NET INCOME (LOSS) LOSS ATTRIBUTABLE TO JOHN KEELER & CO.	$393,872	$(892,061)

COMPREHENSIVE INCOME (LOSS):

TRANSLATION ADJUSTMENT ATTRIBUTABLE TO NON-CONTROLLING INTEREST	56,010	(11,868)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$5,294	$6,288

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO JOHN KEELER & CO.	$393,872	$(892,061)

PRO FORMA DATA:
PRO FORMA INCOME TAX EXPENSE	270,635	(309,096)

PRO FORMA NET (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$123,237	$(582,965)

PRO FORMA COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO JOHN KEELER & CO.	$123,237	$(582,965)

The accompanying notes are an integral part of these financial statements

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John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2017 and 2016

	Common Stock $1.00 par value
	Shares	Amount	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total John Keeler & Co. Stockholder’s Deficit	Non-Controlling Interest	Total Stockholder’s Equity (DEFICIT)

December 31, 2015	500	$500	$559,257	$(996,738)	$(436,981)	(328,960)	$(765,941)

Net loss	-	-	-	(892,061)	(892,061)	18,156	(873,905)

Comprehensive income	-	-	-	-	-	(11,868)	(11,868)

December 31, 2016	500	$500	$559,257	(1,888,799)	(1,329,042)	(322,672)	$(1,651,714)

Net Income	-	-	-	393,872	393,872	(50,716)	343,156

Comprehensive loss	-	-	-	-	-	56,010	56,010

December 31, 2017	500	$500	$559,257	(1,494,927)	(935,170)	(317,378)	$(1,252,548)

The accompanying notes are an integral part of these financial statements

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John Keeler & Co., Inc. D/B/A Blue Star Foods

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$343,156	$(873,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	62,400	62,353
Amortization of intangible assets	6,491	6,492
Amortization of loan costs	164,457	118,405
Allowance for inventory obsolescence	(88,584)	(103,657)
Changes in operating assets and liabilities:
Receivables	(257,934)	527,719
Inventories	(3,429,637)	3,595,789
Advances to affiliated supplier	981,972	(107,909)
Other current assets	70,370	(42,767)
Other assets	(23,071)	(699)
Accounts payable and accruals	(905,564)	937,987
Net cash provided by (used) in operating activities	(3,075,944)	4,119,808

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(33,491)	(17,554)
Net cash used in investing activities	(33,491)	(17,554)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital lines of credit	39,080,437	41,968,961
Repayments of working capital lines of credit	(36,568,702)	(45,499,318)
Principal payments of long-term debt	(33,090)	(31,272)
Proceeds from stockholder notes payable - Subordinated	500,000	-
Payments of Loan costs	(115,000)	(308,943)
Changes in restrictive cash	164,176	(193,674)
Net cash provided by (used) in financing activities	3,027,821	(4,064,246)

Effect of exchange rate changes on cash	56,010	(11,868)

NET INCREASE (DECREASE) IN CASH	(25,604)	26,140

CASH, BEGINNING OF PERIOD	54,981	28,841

CASH - END OF PERIOD	$29,377	$54,981

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$969,483	$914,355

The accompanying notes are an integral part of these financial statements

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John Keeler & Co., Inc. DBA Blue Star Foods

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2017 and 2016

Note 1.	Company Overview

Located in Miami, Florida, John Keeler & Co., Inc. (the “Company”) d/b/a Blue Star Foods has been in business for approximately twenty-one years. The Company was formed under the laws of the State of Florida. The primary focus of the Company and current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States of America, Canada and Europe under several brand names such as Blue Star, Seassentials, Oceanica, Pacifika and Harbor Banks.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its variable interest entity for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entity

Under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, Consolidation, when a reporting entity is the primary beneficiary of an entity that is a variable interest entity (“VIE”), as defined in ASC 810, the VIE must be consolidated into the financial statements of the reporting entity. The determination of which owner is the primary beneficiary of a VIE requires management to make significant estimates and judgments about the rights, obligations, and economic interests of each interest holder in the VIE.

The Company evaluates its interests in VIE’s on an ongoing basis and consolidates any VIE in which it has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact its economic performance; and (ii) the obligation to absorb losses of the VIE that could potentially be significant to it or the right to receive benefits from the VIE that could be significant to the VIE.

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike the Gold Foods, Ltd. (“Strike”), a related party entity which holds the Company’s inventory on consignment in United Kingdom (see Note 3). The Company evaluated its interest in Strike and determined that Strike is a VIE due to the Company’s implicit interest in Strike and the fact that Strike and the Company were under common control after the transfer of the controlling interest. Moreover, the Company determined that it is the primary beneficiary of Strike due to the fact that the Company had both the power to direct the activities that most significantly impact Strike and the obligation to absorb losses or the right to receive benefits from Strike. Therefore, the Company consolidated Strike in its financial statements.

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Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike. Strike was not a VIE of the Company and the Company was not the primary beneficiary of Strike prior to the controlling interest transfer.

The Company also evaluated its interest in three related party entities that are under common control with the Company, Bacolod Blue Star Export Corp. (“Bacolod”), Bicol Blue Star Export Co. (“Bicol”) and John Keeler Real Estate Holding (“JK Real Estate”), in light of ASC 810. The Company purchased inventory from Bacolod, an exporter of pasteurized crab meat out of the Philippines. The Company purchased inventory, via Bacolod, from Bicol. The Company leases its office and warehouse facility from JK Real Estate, a landlord that is a related party through common family beneficial ownership (see Note 7).

The Company determined that Bacolod and Bicol are not VIE’s as they do not meet the criteria to be considered a VIE per ASC 810. The Company does not directly or indirectly absorb any variability of Bacolod or Bicol. The relationship between the Company and Bacolod and Bicol is strictly a supplier/customer relationship (see Advances to Suppliers and Related Party accounting policy). Moreover, Bacolod and Bicol have other customers besides the Company. Even if the Company is no longer Bacolod or Bicol’s customer, they would be able to sustain their operations from selling their inventory to their other customers. As the Company concluded that Bacolod and Bicol are not VIE’s and the Company is not deemed their primary beneficiary, Bacolod or Bicol is not consolidated with the Company’s financial statements.

The Company determined that JK Real Estate is a VIE due the fact that the Company guarantees the mortgage on the facility rented from JK Real Estate. Therefore, JK Real Estate’s equity at risk is not deemed sufficient to permit JK Real Estate to finance its activities without subordinated financial support. Moreover, the activities of JK Real Estate are substantially conducted on behalf of the Company’s stockholder. The Company concluded that it not the primary beneficiary of JK Real Estate since the Company does not have the power to direct the activities that most significantly impact JK Real Estate. Therefore, JK Real Estate is not consolidated with the Company’s financial statements.

Cash, Restricted Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company (“FDIC”) insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

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The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into cash collateral account, and will be cleared and applied to the line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit. As of December 31, 2017 and 2016 restricted cash was approximately $29,500 and $194,000.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return and allowances. They are stated at estimated net realizable value. As of December 31, 2017 and 2016, the Company recorded sales return and allowances of approximately $155,000 and $134,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2017 and 2016.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at the Company’s warehouse facility as well as public cold storage facilities and merchandise in transit from suppliers. The cost of inventory is primarily determined using the specific identification method. Inventory is valued at the lower of cost or market, using the first-in, first-out method.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $6,148,000 and $5,363,000 as of December 31, 2017 and December 31, 2016, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or market based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company recorded an inventory allowance of approximately $39,300 and $48,500 for the years ended December 31, 2017 and December 31, 2016, respectively.

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Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, inclusive of Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of December 31, 2017 and 2016, the balance due from the related party for future shipments was approximately $0 and $982,000, respectively. The 2016 balances represent approximately two to three months of purchases from the supplier.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

Furniture and fixtures	7 to 10 years
Computer equipment	5 years
Warehouse and refrigeration equipment	10 years
Leasehold improvements	7 years
Automobile	5 years
Trade show booth	7 years

Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. At December 31, 2017 and 2016, the Company believes the carrying values of its long-lived assets are recoverable and as such, the Company did not record any impairment.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

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Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. Dollars. The assets and liabilities held by the Company’s VIE have a functional currency other than the U.S. Dollar. They are translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. The VIE’s revenue and expenses are translated into U.S. Dollars at the average rates that prevailed during the period. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment of approximately $56,000 and $(12,000) for the years ended December 31, 2017 and December 31, 2016, respectively.

Revenue Recognition

The Company recognizes revenue when the products are shipped, the risks of ownership transfer to the customer and collectability is reasonably assured. Revenue is stated net of sales returns and allowances. Provision for sales return is estimated based on the Company’s historical return experience.

The Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration, in accordance with ASC 605, Revenue Recognition. Otherwise, the incentives are expensed.

Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $108,000 and $82,500, for the years ended December 31, 2017 and 2016, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration

The Company had three customers which accounted for approximately 63% and 60%, of revenue during the years ended December 31, 2017 and 2016, respectively. Outstanding receivables from these customers accounted for approximately 66% and 63% of the total accounts receivable as of December 31, 2017 and 2016, respectively. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

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Supplier Concentration

The Company had three suppliers which accounted for approximately 75% of the Company’s total purchases during the year ended December 31, 2017. These three suppliers are located in three countries, Indonesia, Philippines, China, which accounted for approximately 93% of the Company’s total purchases during the year ended December 31, 2017.

The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2016. These four suppliers are located in four countries, Indonesia, Philippines, China and USA, which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2016.

These suppliers included Bacolod, a related party, which accounted for approximately 53% and 22% of the Company’s total purchases, during the years ended December 31, 2017 and 2016, respectively.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Fair Value of Financial Instruments

Our financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and debt obligations. We believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand.

Reclassifications

Certain amounts in prior year have been reclassified to conform to the current year presentation.

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed under the S Corporation provisions of the Internal Revenue Code. Under these provisions, taxable income or loss of the Company is reflected on the stockholder’s individual income tax return.

The Company assesses its tax positions in accordance with ASC 740, Income Taxes, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed), that remain subject to examination by the Company’s major tax jurisdictions. The Company’s tax returns for 2014 through 2017 remain subject to examination by the Internal Revenue Service.

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Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest and penalties related to uncertain tax positions, if any, are classified as a component of income tax expense. The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

For the years ended December 31, 2016 and 2017, a pro forma income tax provision has been disclosed as if the Company was a C corporation and thus was subject to U.S. federal and state income taxes. The Company computed pro forma tax expense using an effective rate of 34.92% and 68.09% as of December 31, 2016 and 2017, respectively. The pro-forma provision for income taxes excludes information related to the Company’s VIE.

Recently Issued Accounting Pronouncements

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for us on January 1, 2018. Our disclosure within the below sections to this footnote reflects our updated accounting policies that are affected by this new standard. We applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily through distributors, and we have no significant post delivery obligations, this did not result in a material recognition of revenue on our accompanying CFS for the cumulative impact of applying this new standard. We made no adjustments to our previously-reported total revenues, as those periods continue to be presented in accordance with our historical accounting practices under Topic 605, Revenue Recognition.

Required Elements of Our Revenue Recognition: Revenue from our product sales is recognized under Topic 606 in a manner that reasonably reflects the delivery of our goods to customers in return for expected consideration and includes the following elements:

●	we ensure we have an executed purchase order with our customers that we believe is legally enforceable;
●	we identify the “performance obligation in the respective purchase order;
●	we determine the “transaction price” for each performance obligation in the respective purchase order;
●	we allocate the transaction price to each performance obligation; and
●	we recognize revenue only when we satisfy each performance obligation.

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These five elements, as applied to each of our revenue category, is summarized below:

●	Revenue - we sell our products to wholesalers, distributors and retailers (i.e., our customers). Our wholesalers/distributors in turn sell our products directly to restaurants or end users as well as retail stores. Revenue from our product sales is recognized as when the product is taken from our warehouse via arranged freight or customer pick-up, in return for agreed-upon consideration. Additionally, the Company offers sales discounts and promotions to its customers in various forms. These incentives are accounted for as a reduction of revenue when they are characterized as cash consideration. Otherwise, the incentives are expensed. Revenue is inclusive of shipping and handling fees and all related costs of shipping and handling related to sales to customers are categorized as cost of revenue.

●	Product Returns Allowances - We estimate expected product returns for our allowance based on our historical return rates. Returned product is evaluated for resale, and may be resold.

ASC 842 Leases. In February, 2016, the FASB issued ASC 842 Leases which is to be effective for reporting periods beginning after December 15, 2018. The Company has reviewed the pronouncement and believes it will not have a material impact on the Company’s financial position, operations or cash flows.

Note 3.	Consolidation of Variable Interest Entities

Effective April 1, 2014, the Company’s stockholder was transferred the controlling interest of Strike (see Note 2). The Company concluded that Strike is a VIE and the Company is the primary beneficiary of Strike, in accordance with ASC 810, Consolidation. Therefore, the Company consolidated Strike in its financial statements. Strike’s activities are reflected in the Company’s financial statements starting on April 1, 2014, the effective date of the controlling interest transfer. Strike was not a VIE of the

Company and the Company was not the primary beneficiary of Strike prior to the effective date of the controlling interest transfer of April 1, 2014. Strike’s equity is classified as non-controlling interest in the Company’s financial statements since the Company is not a shareholder of Strike.

The information below represents the assets, liabilities and non-controlling interest related to Strike as of December 31, 2017 and December 31, 2016.

December 31, 2017

Assets	$422,358
Liabilities	318,073
Non-controlling interest	(424,081)

December 31, 2016
Assets	$187,013
Liabilities	40,329
Non-controlling interest	(373,365)

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Note 4.	Fixed Assets

Fixed assets comprised the following at December 31:

	2017	2016
Computer equipment	$22,924	$18,303
Warehouse and refrigeration equipment	135,607	106,737
Leasehold improvements	26,600	26,600
Automobile	174,621	174,621
Total	359,752	326,261
Less: Accumulated depreciation and amortization	(213,256)	(150,856)
Fixed assets, net	$146,496	$175,405

For the years ended December 31, 2017 and 2016, depreciation and amortization expense of fixed assets totaled approximately $62,400 each year.

Note 5.	Stockholder Notes Payable

The Company had unsecured promissory notes outstanding to its stockholder of approximately $2,910,000 and $2,410,000 as of December 31, 2017 and 2016, respectively. These notes are payable on demand and bear an annual interest rate of 6%. These notes are subordinated to AFS Finco I LP (“Ares”) as a stipulation to the working capital line of credit. Principle payments are not allowed under this subordination agreement that was effective August 31, 2016. No Principal payments were made by the Company during 2017 or 2016. The Stockholder loaned an additional $500,000 in subordinated funds to the Company during the year ended December 31, 2017.

Interest expense for the stockholder notes totaled approximately $162,300 and $115,000 for the years ending December 31, 2017 and 2016, respectively. For the year ending December 31, 2016 there was approximately $30,000 in interest payments waived by the stockholder.

Note 6.	Debt

Working Capital Line of Credit

The Company entered into a $10,000,000 revolving line of credit with AloStar in July 2013. This facility was amended in March 2014 to increase the line of credit to $13,500,000, and subsequently amended in January 2015 to increase the line of credit to $20,000,000. The January 2015 amendment also extended the term of the facility through December 31, 2017. This line of credit is subject to early termination by the lender upon defined event of default. The Company continues to be obligated to meet certain financial covenants. The Company analyzed the Line of Credit modification under ASC 470-50-40-21 and determined that the modification did not trigger any additional accounting due to the line increase.

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The line of credit bears an interest rate equal to the Daily LIBOR rate plus 4.50% or a Base Rate (Prime) plus 1.75%, with a floor interest rate of 5.50%. During the year ended December 31, 2015, the Company failed to meet certain financial covenants. As a result of the covenant breach, the company entered into a forbearance agreement dated November 5, 2015 and expired January 31, 2016. This forbearance agreement reduced the amount of the line to $17,000,000 and required the company to adhere to additional reporting requirements, increased the minimum interest rate to 6.50%, and changed the lending formulas and requirements on several pieces of collateral. The Company analyzed the Line of Credit modification under ASC 470-50-40-21 and determined that the modification did not trigger any additional accounting due to the line reduction. Additionally, it required the shareholder pledge 65% of his stock in Bacolod Blue Star Export Co. as additional collateral to the facility. This line was paid in full, inclusive of approximately $120,000 in prepayment penalties and legal fees on August 31, 2016.

The Company entered into a $14,000,000 revolving line of credit with Ares on August 31, 2016, the proceeds of which were used to pay off the prior line of credit, pay new loan of approximately $309,000, and provide additional working capital to the company. This facility was amended on November 18, 2016, June 19, 2017 and October 16, 2017. In the second amendment the term of this facility was extended to a term of 4 years from the effective date and is subject to early termination by the lender upon defined events of default. The Company continues to be obligated to meet certain financial covenants.

The line of credit bears an interest rate equal to the greater of 3 Month LIBOR rate plus 6.25%, the Prime rate plus 3.0% or a fixed rate of 6.5%.

The Ares line of credit agreement is subject to the following terms:

●	Borrowing is based on up to 85% of eligible accounts receivable plus the net orderly liquidation value of eligible inventory at the same rate, subject to certain defined limitations.
●	The line is collateralized by substantially all the assets and property of the Company and is personally guaranteed by the stockholder of the Company.
●	The Company is restricted to specified distribution payments, use of funds, and is required to comply with certain other covenants including certain financial ratios.
●	All cash received by the Company is applied against the outstanding loan balance.
●	A subjective acceleration clause allows Ares to call the note upon a material adverse change.

During the year ended December 31, 2016, the Company failed to meet certain financial covenants. As a result of the covenant breach, the company is being charged the default rate of interest of an additional 3.0%. The company cured the default effective May 31, 2017 and the bank issued the second amendment to the loan and security agreement dated June 19, 2017 waiving the defaults of the financial covenants. The Company is in compliance with all bank covenants as of December 31, 2017.

As of December 31, 2017, the line of credit bears interest rate of 6.7%.

As of December 31, 2017 and 2016, the line of credit had an outstanding balance of approximately $12,100,000 and $9,600,000, respectively.

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The Company amortizes loan costs on a straight-line basis, which approximates the interest method, over the term of the credit facility. The Company had loan costs associated with the working capital lines of credit of approximately $195,000 and $244,000, net of approximately $229,000 and $64,500 of accumulated amortization as of December 31, 2017 and 2016, respectively. The Company recorded amortization expense of approximately $164,000 and $118,000 during the years ended December 31, 2017 and 2016, respectively.

Long-Term Debt

As of December 31, 2017 and 2016, long-term debt consisted of a note payable outstanding with Mercedes-Benz Financial Services (“MB Financial”). The Company entered into a loan agreement with MB Financial on November 30, 2014 to finance the purchase of an automobile. The loan bears interest at 5.56% per annum and requires monthly installment of approximately $3,000, inclusive of interest. The loan matures on November 30, 2019.

As of December 31, 2017 and 2016, this loan had an outstanding balance of approximately $69,000 and $102,000, respectively.

At December 31, 2017, scheduled principal payments related to long-term debt are as follows:

2018	35,000
2019	34,000

Total	$69,000

Interest expense for third party debt totaled approximately $807,000 and $800,000 for the years ended December 31, 2017 and 2016, respectively.

Note 7.	Commitment

The Company leases its office and warehouse facility from JK Real Estate, a related party through common family beneficial ownership (see Note 2). The lease has a 20 year term, expiring in July 2021. The Company is a guarantor of the mortgage on the facility which had a balance of approximately $1,346,000 at December 31, 2017; the Company’s maximum exposure. The Company deems that rental income on this lease is sufficient to cover the loan payments under this mortgage. Therefore, the Company did not record any liability related to the mortgage in the consolidated financial statements as the Company does not believe it will be called upon to perform under this guarantee, in accordance with ASC 460, Guarantees.

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At December 31, 2017, future minimum lease payments under operating lease agreements are as follows:

2018	203,000
2019	203,000
2020	203,000
2021	102,000
$711,000

Rental and equipment lease expenses amounted to approximately $211,000 and $227,400 for the years ended December 31, 2017 and 2016, respectively.

Note 8.	Employee Benefit Plan

The Company provides and sponsors a 401(k) plan for its employees. For the years ended December 31, 2017 and 2016, no contributions were made to the plan by the Company.

Note 9.	Subsequent Events

On March 31, 2018 the company granted options to Carlos Faria. The option grant consisted of an option to purchase 104 shares of stock, and is for a 10 year term. These options were accounted for as fully vested and will become fully vested as of the close of the merger between John Keeler & Co., Inc. and Blue Star Foods Corp (formerly A.G. Acquisition Group II, Inc.)

The probability for vesting of this option was analyzed as of June 30, 2018 and September 30, 2018 based upon certain milestones that are necessary for the vesting. It was determined that as of June 30, 2018 and September 30, 2018 that the probability that these options will vest was 40% and 47.5% respectively, therefore, no option expense was recognized for either period. However, On November 8, 2018 the sole shareholder of the company executed an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. Upon the execution of this agreement, the options to Mr. Faria were fully vested.

On September 19, 2018, the company signed a fourth amendment to the loan and security agreement with Ares Financial. This Amendment waived the current default, and increased the term of the agreement to August 30, 2020.

On September 20, 2018, the company entered into a settlement and mutual release agreement with a supplier that the company was engaged in a commercial dispute. The settlement resulted in a reduction of the outstanding accounts payable to that supplier of $388,199.34 to a balance due of $1,465,000.

As of October 31, 2018 the company changed its tax status from an S corporation to a C Corporation under the provisions of the Internal Revenue Code.

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On November 8, 2018 the sole shareholder of the company executed an Agreement and Plan of Merger and Reorganization with Blue Star Foods Corp. (Formerly A.G. Acquisition Group II, Inc.) and Blue Star Acquisition Corp. John R. Keeler will exchange his 500 shares with a par value of $1.00 in John Keeler & Co., Inc. for the 15,000,000 shares with a par value of $.0001 of the then outstanding 16,015,000 outstanding shares. The balance of the outstanding shares will be held by the prior owners of Blue Star Foods Corp. and various service providers. Additionally, there were 725 Series A Preferred shares and 181,250 warrants issued to private placement investors, 688 Series A Preferred shares and 172,000 warrants issued for settlement with prior investors, and 3,120,000 options to purchase preferred stock issued to Christopher Constable upon the close of the merger.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of John Keeler & Co., Inc.’s stock will have effective control of Blue Star Foods Corp. In addition, John Keeler & Co., Inc. will have control of the combined entity through control of the Board by designating all four of the board seats. Additionally, all of John Keeler & Co., Inc.’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, John Keeler & Co., Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Blue Star Foods Corp. Accordingly, John Keeler & Co., Inc.’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with Blue Star Foods Corp effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

On November 8, 2018, Inc. the company entered into the fifth amendment to the loan and security agreement with Ares Financial. This amendment memorialized the change in ownership of John Keeler & Co., Inc as a wholly owned subsidiary of Blue Star Foods Corp. as well as the change of John Keeler from CEO to Executive Chairman, and the appointment of Carlos Faria as the CEO of John Keeler & Co., Inc.

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